Lithia Reports Adjusted EPS of $1.55 for First Quarter 2016

Lithia Increases Dividend to $0.25 per Share for First Quarter

MEDFORD, OR -- (Marketwired - April 21, 2016) - Lithia Motors, Inc. (NYSE: LAD) reported the highest first quarter adjusted net income in company history and increased adjusted net income 9% for the first quarter 2016 over the prior year period. 2016 first quarter adjusted net income was $40.4 million, or $1.55 per diluted share, compared to 2015 first quarter adjusted net income of $36.9 million, or $1.39 per diluted share.

Unadjusted net income for the first quarter 2016 was $40.3 million, or $1.55 per diluted share, compared to $40.7 million, or $1.53 per diluted share, for the first quarter of 2015. As shown in the attached non-GAAP reconciliation tables, the 2016 first quarter adjusted results exclude a non-core benefit related to an equity investment and the gain on the sale of a store offset by a legal reserve adjustment. These non-core items result in no change to earnings per share. The 2015 first quarter adjusted results exclude a $0.14 non-core net benefit from an equity investment and the gain on the sale of a store.

First quarter 2016 revenue increased $193.7 million, or 11%, to $2.0 billion from $1.8 billion for the first quarter 2015.

First Quarter-over-Quarter Operating Highlights:

  Total same store sales increased 8%
  New vehicle same store sales increased 6%
  Used vehicle retail same store sales increased 12%
  Service, body and parts same store sales increased 10%
  Same store F&I per unit increased $111 to $1,292
  Adjusted SG&A expense as a percentage of gross profit was 71.1%

"Our performance in the first quarter was solid," said Bryan DeBoer, President and CEO. "We grew adjusted earnings per share 12%, drove double digit increases in both used retail vehicle and service, body and parts sales and set a record in F&I per unit. We also continued to increase revenue and profitability in our DCH stores. While national new vehicle sales growth is moderating, we have significant opportunity to drive earnings growth through focus on growing vehicle market share and retaining service customers longer, improving store performance and targeting strategic acquisitions."

Chris Holzshu, SVP and CFO, said, "Adjusted SG&A as a percentage of gross profit was 71.1% in the first quarter of 2016, an improvement of 20 basis points over the first quarter of 2015. In the first quarter, incremental throughput, or the percentage of additional same store gross profit dollars that we retain after deducting incremental selling costs on a same store basis, was estimated at 37%. Our stores generated strong increases in gross profit and will continue to focus on controlling advertising and personnel cost to improve operating leverage."

Balance Sheet Update
We ended the first quarter with $22 million in cash and $149 million in availability under our credit facilities. Additionally, approximately $200 million of our operating real estate is currently unfinanced, which we estimate could provide an additional $150 million in available liquidity, for total potential liquidity of $321 million.

Dividend Payment and Share Repurchase
Our Board of Directors has approved a 25% increase in our quarterly dividend to $0.25 per share related to first quarter 2016 financial results. We expect to pay the dividend May 27, 2016 to shareholders of record on May 13, 2016.

Since March 31, 2016 we have repurchased approximately 157,500 shares at a weighted average price of $80.90 per share. Year to date, we have repurchased approximately 759,000 shares at a weighted average price of $79.80. Under our existing $250 million share repurchase authorization, approximately $236 million remains available.

2016 Outlook
We project 2016 second quarter earnings of $1.86 to $1.90 per diluted share and 2016 full year earnings of $7.30 to $7.50 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues of $8.5 to $8.6 billion
  New vehicle sales increasing 4.5%
  New vehicle gross margin of 5.8% to 6.0%
  Used vehicle sales increasing 9.5%
  Used vehicle gross margin of 11.8% to 12.0%
  Service body and parts sales increasing 7.5%
  Service body and parts gross margin of 48.8% to 49.0%
  Finance and insurance gross profit of $1,270 to $1,290 per unit
  Tax rate of 39.5%
  Average diluted shares outstanding of 25.9 million

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter results has been added to www.lithiainvestorrelations.com.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States. Lithia sells 31 brands of new vehicles and all brands of used vehicles at 138 stores in 15 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

  Expected operating results, such as improved store efficiency and performance; generating 2016 second quarter earnings per share of $1.86 to $1.90 per diluted share and 2016 full year earnings of $7.30 to $7.50 per diluted share and all projections set forth under the headings "2016 Outlook";
  Anticipated ability to improve store performance;
  Anticipated additions of dealership locations to our portfolio in the future; and
  Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                             Three months ended                     %
                                 March 31,           Increase    Increase
                           ----------------------
                              2016        2015      (Decrease)  (Decrease)
                           ----------  ----------  -----------  ----------
Revenues:
New vehicle retail         $1,096,055  $1,007,816  $    88,239         8.8%
Used vehicle retail           532,726     462,931       69,795        15.1
Used vehicle wholesale         65,146      62,208        2,938         4.7
Finance and insurance          77,638      64,604       13,034        20.2
Service, body and parts       196,675     173,475       23,200        13.4
Fleet and other                14,621      18,144       (3,523)      (19.4)
                           ----------  ----------  -----------  ----------
  Total revenues            1,982,861   1,789,178      193,683        10.8
Cost of sales:
New vehicle retail          1,029,289     946,042       83,247         8.8
Used vehicle retail           468,449     403,489       64,960        16.1
Used vehicle wholesale         63,316      60,047        3,269         5.4
Service, body and parts       100,556      89,036       11,520        12.9
Fleet and other                14,069      17,189       (3,120)      (18.2)
                           ----------  ----------  -----------  ----------
  Total cost of sales       1,675,679   1,515,803      159,876        10.5
                           ----------  ----------  -----------  ----------
Gross profit                  307,182     273,375       33,807        12.4
Asset impairments               3,498       4,130         (632)         NM
SG&A expense                  219,106     191,618       27,488        14.3
Depreciation and
 amortization                  11,663       9,726        1,937        19.9
                           ----------  ----------  -----------  ----------
Income from operations         72,915      67,901        5,014         7.4
Floor plan interest expense    (5,909)     (4,649)       1,260        27.1
Other interest expense         (5,459)     (4,828)         631        13.1
Other expense, net             (1,526)       (368)       1,158          NM
                           ----------  ----------  -----------  ----------
Income before income taxes     60,021      58,056        1,965         3.4
Income tax expense            (19,751)    (17,403)       2,348        13.5
Income tax rate                  32.9%       30.0%
                           ----------  ----------  -----------  ----------
Net income                 $   40,270  $   40,653  $      (383)       (0.9)%
                           ==========  ==========  ===========  ==========

Diluted net income per
 share:
Net income per share       $     1.55  $     1.53  $      0.02         1.3%

Diluted shares outstanding     25,973      26,519         (546)       (2.1)%

NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                             Three months ended                      %
                                  March 31,          Increase     Increase
                           ----------------------
                              2016        2015      (Decrease)   (Decrease)
                           ----------  ----------  -----------  -----------
Gross margin
New vehicle retail                6.1%        6.1%      -- bps
Used vehicle retail              12.1        12.8          (70)
Used vehicle wholesale            2.8         3.5          (70)
Finance and insurance           100.0       100.0           --
Service, body and parts          48.9        48.7           20
Fleet and other                   3.8         5.3         (150)
Gross profit margin              15.5        15.3           20

Unit sales
New vehicle retail             32,749      30,623        2,126          6.9%
Used vehicle retail            27,431      24,204        3,227         13.3
Total retail units sold        60,180      54,827        5,353          9.8
Used vehicle wholesale          9,513       9,144          369          4.0

Average selling price
New vehicle retail         $   33,468  $   32,910  $       558          1.7%
Used vehicle retail            19,421      19,126          295          1.5
Used vehicle wholesale          6,848       6,803           45          0.7

Average gross profit per
 unit
New vehicle retail         $    2,039  $    2,017  $        22          1.1%
Used vehicle retail             2,343       2,456         (113)        (4.6)
Used vehicle wholesale            192         236          (44)       (18.6)
Finance and insurance           1,290       1,178          112          9.5
Total vehicle(1)                3,498       3,429           69          2.0

Revenue mix
New vehicle retail               55.3%       56.3%
Used vehicle retail              26.9        25.9
Used vehicle wholesale            3.3         3.5
Finance and insurance, net        3.9         3.6
Service, body and parts           9.9         9.7
Fleet and other                   0.7         1.0

                                  Adjusted                As reported
                           ----------------------  ------------------------
                             Three Months Ended       Three months ended
                                  March 31,                March 31,
                           ----------------------  ------------------------
Other metrics                 2016        2015         2016         2015
                           ----------  ----------  ------------ -----------
SG&A as a % of revenue           11.0%       10.9%         11.0        10.7%
SG&A as a % of gross profit      71.1        71.3          71.3        70.1
Operating profit as a % of
 revenue                          3.9         3.8           3.7         3.8
Operating profit as a % of
 gross profit                    25.1        25.1          23.7        24.8
Pretax margin                     3.3         3.4           3.0         3.2
Net profit margin                 2.0         2.1           2.0         2.3

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                             Three months ended                       %
                                  March 31,          Increase     Increase
                           ----------------------
                              2016        2015      (Decrease)   (Decrease)
                           ----------  ----------  -----------  ------------
Revenues
New vehicle retail         $1,062,335  $1,000,768  $    61,567          6.2%
Used vehicle retail           516,277     459,192       57,085         12.4
Used vehicle wholesale         63,805      61,949        1,856          3.0
Finance and insurance          75,365      64,206       11,159         17.4
Service, body and parts       189,968     172,116       17,852         10.4
Fleet and other                14,583      18,145       (3,562)       (19.6)
                           ----------  ----------  -----------
Total revenues             $1,922,333  $1,776,376  $   145,957          8.2

Gross profit
New vehicle retail         $   64,818  $   61,278  $     3,540          5.8%
Used vehicle retail            62,543      59,026        3,517          6.0
Used vehicle wholesale          1,755       2,222         (467)       (21.0)
Finance and insurance          75,365      64,206       11,159         17.4
Service, body and parts        92,956      83,749        9,207         11.0
Fleet and other                   544         956         (412)       (43.1)
                           ----------  ----------  -----------
Total gross profit         $  297,981  $  271,437  $    26,544          9.8

Gross margin
New vehicle retail                6.1%        6.1%      -- bps
Used vehicle retail              12.1        12.9          (80)
Used vehicle wholesale            2.8         3.6          (80)
Finance and insurance           100.0       100.0           --
Service, body and parts          48.9        48.7           20
Fleet and other                   3.7         5.3         (160)
Total gross profit               15.5        15.3           20

Unit sales
New vehicle retail             31,779      30,391        1,388          4.6%
Used vehicle retail            26,531      23,972        2,559         10.7
Total retail units sold        58,310      54,363        3,947          7.3
Used vehicle wholesale          9,255       9,063          192          2.1

Average selling price
New vehicle retail         $   33,429  $   32,930  $       499          1.5%
Used vehicle retail            19,459      19,155          304          1.6
Used vehicle wholesale          6,894       6,835           59          0.9

Average gross profit per
 unit
New vehicle retail         $    2,040  $    2,016  $        24          1.2%
Used vehicle retail             2,357       2,462         (105)        (4.3)
Used vehicle wholesale            190         245          (55)       (22.4)
Finance and insurance           1,292       1,181          111          9.4
Total vehicle(1)                3,507       3,435           72          2.1

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

                             Three months ended                      %
                                  March 31,          Increase     Increase
                           ----------------------
                              2016        2015      (Decrease)   (Decrease)
                           ----------  ----------  -----------  -----------
Revenues
Domestic                   $  768,902  $  690,682  $    78,220         11.3%
Import                        865,743     760,080      105,663         13.9
Luxury                        346,813     336,993        9,820          2.9
                           ----------  ----------  -----------
Total segment revenues      1,981,458   1,787,755      193,703         10.8
Corporate and other             1,403       1,423          (20)        (1.4)
                           ----------  ----------  -----------
Total revenues             $1,982,861  $1,789,178  $   193,683         10.8

Segment Income(1)
Domestic                   $   21,730  $   27,294  $    (5,564)      (20.4)%
Import                         22,633      17,063        5,570         32.6
Luxury                          4,235       6,645       (2,410)       (36.3)
                           ----------  ----------  -----------
Total segment income           48,598      51,002       (2,404)        (4.7)
Corporate and other            30,071      21,976        8,095         36.8
Depreciation and
 amortization                 (11,663)     (9,726)      (1,937)        19.9
Other interest expense         (5,459)     (4,828)        (631)        13.1
Other expense, net             (1,526)       (368)      (1,158)          NM
                           ----------  ----------  -----------
Income before income taxes $   60,021      58,056  $     1,965          3.4

(1) Segment income for each of the segments is defined as Income before income taxes, less Depreciation and amortization, Other interest expense and Other expense, net.

Retail New Vehicle Unit
 Sales
Domestic                       10,649      10,012          637          6.4%
Import                         18,114      16,805        1,309          7.8
Luxury                          4,063       3,865          198          5.1
                           ----------  ----------  -----------
Total                          32,826      30,682        2,144          7.0
Allocated to management           (77)        (59)         (18)          NM
                           ----------  ----------  -----------
Total retail new vehicle
 unit sales                    32,749      30,623        2,126          6.9

NM - not meaningful

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                       As of
                                        March 31,  December 31,   March 31,
                                      ------------ ------------ ------------
                                          2016         2015         2015
                                      ------------ ------------ ------------
Days Supply(1)
New vehicle inventory                           78           67           62
Used vehicle inventory                          53           55           49

(1) Days supply calculated based on current inventory levels, excluding in-
transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                                            As of March 31,
                                      Requirement                2016
                              --------------------------  ------------------
Current ratio                    Not less than 1.10 to 1           1.25 to 1
Fixed charge coverage ratio      Not less than 1.20 to 1           2.87 to 1
Leverage ratio                   Not more than 5.00 to 1           1.75 to 1
Funded debt restriction       Not more than $600 million      $414.4 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                     Three months ended
                                                          March 31,
                                                 --------------------------
                                                     2016          2015
                                                 ------------  ------------
New vehicle unit sales brand mix
Honda, Acura                                             23.2%         22.0%
Toyota, Lexus                                            19.7          20.1
Chrysler                                                 18.6          19.1
General Motors                                            8.8           9.0
Subaru                                                    7.3           7.2
BMW, Mini                                                 5.5           5.8
Ford                                                      5.2           4.6
Nissan                                                    3.8           4.0
Volkswagen, Audi                                          2.7           2.8
Hyundai                                                   1.9           2.1
Mercedes Benz                                             1.3           1.6
Kia                                                       1.3           1.3
Other                                                     0.7           0.4

                                                     Three months ended
                                                          March 31,
                                                 --------------------------
                                                     2016          2015
                                                 ------------  ------------
Revenue geographic mix
California                                               23.0%         22.2%
Oregon                                                   16.8          16.8
Texas                                                    14.0          15.7
New Jersey                                               13.9          13.7
Montana                                                   6.3           5.8
Washington                                                5.4           5.1
Alaska                                                    4.7           5.1
Nevada                                                    3.2           3.2
New York                                                  3.0           2.7
Idaho                                                     2.8           3.1
Iowa                                                      2.5           2.8
Hawaii                                                    2.0           1.4
North Dakota                                              1.2           1.5
New Mexico                                                0.9           0.9
Massachusetts                                             0.3            --

                                                    As of March 31, 2016
                                                 --------------------------
Current store count mix                           # of stores   % of total
                                                 ------------- ------------
Chrysler                                                    27         19.6%
Honda, Acura                                                21         15.2
Toyota, Lexus                                               20         14.5
General Motors                                              16         11.6
BMW, Mini                                                   11          8.0
Subaru                                                       8          5.8
Volkswagen, Audi                                             8          5.8
Ford                                                         7          5.1
Nissan                                                       6          4.3
Hyundai                                                      4          2.9
Mercedes Benz                                                4          2.9
Other                                                        6          4.3

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

                                                   March 31,   December 31,
                                                     2016          2015
                                                 ------------  ------------
Cash and cash equivalents                        $     21,559  $     45,008
Trade receivables, net                                286,292       308,462
Inventories, net                                    1,541,085     1,470,987
Other current assets                                   50,473        54,408
                                                 ------------  ------------
Total current assets                             $  1,899,409  $  1,878,865

Property and equipment, net                           882,405       876,660
Goodwill                                              213,934       213,220
Franchise value                                       161,668       157,699
Other non-current assets                              110,202       100,855
                                                 ------------  ------------
Total assets                                     $  3,267,618  $  3,227,299
                                                 ============  ============

Floor plan notes payable                         $     55,836  $     48,083
Floor plan notes payable: non trade                 1,296,751     1,265,872
Current maturities of long-term debt                   33,721        38,891
Trade payables                                         78,250        70,871
Accrued liabilities                                   179,145       167,108
                                                 ------------  ------------
Total current liabilities                        $  1,643,703  $  1,590,825

Long-term debt                                        595,663       606,463
Deferred revenue                                       70,066        66,734
Deferred income taxes                                  59,134        53,129
Other long-term liabilities                            84,375        81,984
                                                 ------------  ------------
Total liabilities                                $  2,452,941  $  2,399,135
                                                 ------------  ------------

Class A common stock                                  213,699       258,410
Class B common stock                                      219           316
Additional paid-in capital                             34,866        38,822
Accumulated other comprehensive loss                     (114)         (277)
Retained earnings                                     566,007       530,893
                                                 ------------  ------------
Total liabilities & stockholders' equity         $  3,267,618  $  3,227,299
                                                 ============  ============

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

                                                     Three Months Ended
                                                          March 31,
                                                     2016          2015
                                                 ------------  ------------
Net income                                       $     40,270  $     40,653
Adjustments to reconcile net income to net cash
 provided by operating activities:
Asset impairments                                       3,498         4,130
Depreciation and amortization                          11,663         9,726
Stock-based compensation                                3,149         2,727
Gain on disposal of assets                             (3,391)            8
Gain on sale of franchise                              (1,087)       (3,349)
Deferred income taxes                                  10,261         3,863
Excess tax benefit from share-based payment
 arrangements                                          (4,379)       (4,733)
(Increase) decrease:
  Trade receivables, net                               25,564         7,569
  Inventories                                         (73,744)      (39,460)
  Other assets                                         (4,705)       (2,078)
Increase (decrease):
  Floor plan notes payable, net                         7,753         1,092
  Trade payables                                          920         6,799
  Accrued liabilities                                  13,425         4,444
  Other long-term liabilities and deferred
   revenue                                              5,396         6,838
                                                 ------------  ------------
Net cash provided by operating activities        $     34,593  $     38,229
                                                 ============  ============

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

                                                    Three Months Ended
                                                         March 31,
Net cash provided by operating activities            2016          2015
                                                -------------  ------------
As reported                                     $      34,593  $     38,229
  Floor plan notes payable, non-trade, net             38,626       (21,984)
                                                -------------  ------------
Adjusted                                        $      73,219  $     16,245
                                                =============  ============

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                                     Three Months Ended March 31, 2016
                               --------------------------------------------
                                Disposal     Equity
                                gain on    investment     Legal
                        As      sale of    fair value    reserve
                     reported    store     adjustment  adjustment  Adjusted
                     --------  ---------  -----------  ----------  --------
Asset impairments    $  3,498  $      --  $    (3,498) $       --  $     --

Selling, general and
 administrative       219,106      1,087           --      (1,906)  218,287

Income from
 operations            72,916     (1,087)       3,498       1,906    77,233

Other expense, net     (1,526)        --        2,066          --       540

Income before income
 taxes               $ 60,021  $  (1,087) $     5,564  $    1,906  $ 66,404
Income tax expense    (19,751)       426       (5,945)       (747)  (26,017)
                     --------  ---------  -----------  ----------  --------
Net income           $ 40,270  $    (661) $      (381) $    1,159  $ 40,387
                     ========  =========  ===========  ==========  ========

Diluted earnings per
 share               $   1.55  $   (0.03) $     (0.01) $     0.04  $   1.55
Diluted share count    25,973
                                      Three Months Ended March 31, 2015
                                  -----------------------------------------
                                             Disposal    Equity
                                             gain on   investment
                                     As      sale of   fair value
                                  reported    store    adjustment  Adjusted
                                  --------  ---------  ----------  --------
Asset impairments                 $  4,130         --  $   (4,130) $     --

Selling, general and
 administrative                    191,618      3,349          --   194,967

Income from operations              67,901     (3,349)      4,130    68,682

Other expense, net                    (368)        --       1,732     1,364

Income before income taxes        $ 58,056     (3,349) $    5,862  $ 60,569
Income tax expense                 (17,403)     1,004      (7,250)  (23,649)
                                  --------  ---------  ----------  --------
Net income                        $ 40,653     (2,345) $   (1,388) $ 36,920
                                  ========  =========  ==========  ========

Diluted earnings per share        $   1.53      (0.09) $    (0.05) $   1.39
Diluted share count                 26,519

Contact:
John North
VP Finance and Chief Accounting Officer
(541) 618-5748